Exhibit 99.1

Flagstone Re Announces Restructuring of Global Operations

HAMILTON, Bermuda--(BUSINESS WIRE)—August 18, 2008--Flagstone Reinsurance Holdings Limited (NYSE:FSR) announced today that it will restructure its global reinsurance operations by merging its two wholly owned subsidiaries, Flagstone Reinsurance Limited of Bermuda and Flagstone Réassurance Suisse SA into one operating platform which will be Flagstone Réassurance Suisse SA with its existing Bermuda branch. This change will provide clients and the market as a whole a solid, single capital base to support Flagstone’s reinsurance business, while still offering a choice of either Bermuda or Swiss underwriting access so as to participate fully in both the important Bermuda market and the global markets served in Switzerland. Total underwriting capital is estimated to be $1.6 billion pro forma as of September 30, 2008.

The change in corporate structure will not result in any change of management or corporate control, nor will there be any changes to the Board of Directors.  The Flagstone reinsurance platform remains under the ownership and control of Flagstone Reinsurance Holdings Limited, a NYSE-listed and SEC regulated company.  Flagstone Reinsurance Holdings is a Bermuda company and will remain in Bermuda.

Mark Byrne, Flagstone’s Chairman, noted:  “This restructuring consolidates our capital in one main operating entity, maximizing our capital efficiency and creditworthiness. Furthermore, Swiss companies, like Bermuda companies, are expected to obtain “passport” rights throughout Europe for reinsurance. We remain committed to Bermuda as an operating platform and a key marketplace. We have approximately 50 employees in Bermuda and expect that figure to grow over the years.”

David Brown, Flagstone’s CEO, added:  “This platform allows us to provide all our clients access to a single and larger balance sheet than previously available thereby providing a superior and more transparent credit.  We will continue to serve our clients in the Bermuda and Swiss marketplace in exactly the same manner as we do today.  We believe that this move benefits the needs of our clients and we remain committed to our financial strength and client service.”

The restructuring is subject to various regulatory approvals and rating agency affirmation of ratings.

About Flagstone Reinsurance Holdings Limited

Flagstone Reinsurance Holdings Limited, through its operating subsidiaries, is a global reinsurance and insurance company that employs a focused, technical approach to the Property, Property Catastrophe, and Specialty reinsurance and insurance businesses.  Flagstone Reinsurance Limited and Flagstone Réassurance Suisse SA have received “A-” financial strength ratings from both A.M. Best and Fitch Ratings, and “A3” ratings from Moody’s Investors Service.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to Flagstone’s: growth in book value per share or return on equity; business strategy; financial and operating targets or plans; incurred losses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance; projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts; expansion and growth of our business and operations; and future capital expenditures.

These statements are based on certain assumptions and analyses made by Flagstone in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including: the risks described in our Annual Report, 10-K, or Form 10-Q; claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks; the continued availability of capital and financing; general economic, market or business conditions; business opportunities (or lack thereof) that may be presented to it and pursued; competitive forces, including the conduct of other property and casualty insurers and reinsurers; changes in domestic or foreign laws or regulations, or their interpretation, applicable to Flagstone, its competitors or its clients; an economic downturn or other economic conditions adversely affecting its financial position; recorded loss reserves subsequently proving to have been inadequate; other factors, most of which are beyond Flagstone’s control.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Flagstone will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Flagstone or its business or operations. Flagstone assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Flagstone Reinsurance Holdings Limited, Hamilton
James O’Shaughnessy, 441-278-4331

Flagstone Réassurance Suisse SA
Patrick Boisvert, +41 27 721 08 57

SOURCE: Flagstone Reinsurance Holdings Limited